Exhibit (h)(7) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

MUTUAL FUND EXPENSE/COMMISSION RECAPTURE SERVICES AGREEMENT

Between

STATE STREET GLOBAL MARKETS, LLC

And

CERTAIN FEDERATED FUNDS

THIS MUTUAL FUND EXPENSE/COMMISSION RECAPTURE SERVICES AGREEMENT (“Agreement”) is entered into as of September 1, 2005, by and between State Street Global Markets, LLC (“SSGM”) and the investment companies set forth in Exhibit 1 hereto (each a “Fund” and collectively the “Funds;” for Funds organized as series investment companies, each series will be considered a separate Fund for purposes of this Agreement), each an investment company (or a series of an investment company) duly registered with the Securities and Exchange Commission under the Investment Company Act of 1940, pursuant to which SSGM and the Funds hereby agree as follows:

1.	Each of the Funds agrees to give due consideration to directing its investment managers to effect through SSGM, consistent with best price and execution, certain brokerage transactions for the Fund. With respect to any such brokerage transactions directed to SSGM by or on behalf of any Fund, SSGM agrees to satisfy or pay obligations of that Fund (“Expenses”) in such amounts as follows: (i) with respect to any domestic equity transactions executed through SSGM on behalf of a Fund, SSGM will pay that Fund an amount equal to the brokerage commissions earned in executing that domestic equity transaction less 1.25 cents per share; (ii) with respect to any domestic equity transactions on behalf of a Fund executed by SSGM via a correspondent broker SSGM will pay that Fund an amount equal to 72% of the brokerage commissions earned in executing that domestic equity transaction; (iii) with respect to any domestic fixed income transactions executed through SSGM or via a correspondent broker on behalf of a Fund, SSGM will satisfy obligations for services of the Fund in an amount equal to 50% of the credits generated from such fixed income transactions; and (iv) with respect to any foreign security transactions on behalf of a Fund executed by SSGM or via a correspondent broker, SSGM will pay that Fund an amount equal to 55% of the brokerage commissions earned in executing that foreign security transaction. (The services to be performed by SSGM pursuant to this paragraph 1 are referred to under the Agreement as “Commission Recapture Services.”)

2.	SSGM shall be responsible only for those functions which have been assigned to it under this Agreement and the parties agree that SSGM has (i) no discretionary authority or discretionary control respecting the management of the Funds or disposition of the assets of the Funds, (ii) no authority or responsibility to render investment advice for a fee or other compensation, direct or indirect, with respect to any assets of the Funds, and (iii) no discretionary authority or discretionary responsibility in the administration of the Funds.

3.	All commission charges will be based upon rates negotiated by the Funds’ investment managers with respect to each transaction executed pursuant to this Agreement and SSGM will have no responsibility to inquire into the authority of the investment manager to enter into any transactions hereunder.

4.	The undersigned representative of the Funds (hereinafter referred to as the “Client”) represents and warrants that (i) it has full power and authority to enter into on behalf of each Fund the Commission Recapture Services arrangement described herein, (ii) the Commission Recapture Services arrangement is in full compliance with the terms of each Fund's prospectus and other governing documents, and each Fund shall disclose the terms of this arrangement in its registration statement as required by applicable law or regulation, (iii) any Commission Recapture Services provided to each respective Fund, or Expenses of each respective Fund that SSGM pays, or any credits that SSGM makes to or on behalf of each respective Fund, will be used exclusively for the benefit of the relevant Fund and its shareholders, and that such services are necessary or appropriate for such Fund's operation, (iv) the Funds have determined that the Commission Recapture Services are consistent with the “duty of best execution” and will only direct trades through SSGM if the relevant Fund has determined that such duty is being satisfied, (v) all transactions executed hereunder will comply with any applicable expense limitations derived from state law or contract, as well as any Fund restrictions prohibiting transactions at other than lowest price execution, (vi) no investment manager to any Fund, or any other Fund affiliate, will receive any benefit, direct or indirect, as a result of transactions executed hereunder, (vii) the Commission Recapture Services relate solely to portfolio transactions executed on behalf of each Fund and will be credited solely to the Fund for which such transactions are executed, and (viii) the Expenses are properly payable obligations of the Funds.

5.	SSGM agrees to provide to the Client monthly reports containing the amount of brokerage commissions received by SSGM hereunder and the amount of payments or credits made for the benefit of the Funds in connection therewith. The available commission credits shall be distributed by SSGM to the Funds on a monthly basis, and each Fund so credited shall use the available commission credits to pay a portion of its Expenses.

6.	The Client hereby certifies that it has previously provided the information called for by Exhibit 2 hereto, with respect to each Fund listed on Exhibit 1, to State Street Bank and Trust Company, in its capacity as custodian for each Fund, and that such information is complete and accurate as of the date hereof. Whenever Client requests SSGM to amend this Agreement so as to add one or more additional Funds to Exhibit 1, and at such other times as SSGM may reasonably request, Client agrees to provide the information called for by Exhibit 2 with respect to each applicable Fund.

7.	The Client understands that in making these payments for the Funds, SSGM will be relying upon the representations and agreements contained herein. The Client hereby authorizes such reliance by SSGM. The Funds each individually agree to indemnify and hold harmless SSGM and any of its affiliates, officers, directors and affiliates of any thereof, to the extent permitted by applicable law, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, reasonable attorneys' fees) arising out of or based upon any false representation contained in this Agreement. The Client further agrees to advise SSGM promptly of any change in any material fact contained in this Agreement.

8.	SSGM understands that in making these payments for the Funds, the Client and the Funds will be relying upon the representations and agreements contained herein. SSGM hereby authorizes such reliance by the Client and the Funds. SSGM agrees to indemnify and hold harmless the Client and the Funds and any of their affiliates, officers, directors and affiliates of any thereof, to the extent permitted by applicable law, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, reasonable attorneys' fees) arising out of or based upon any false representation contained in this Agreement. SSGM further agrees to advise the Client promptly of any change in any material fact contained in this Agreement.

9.	The term of this Agreement shall begin on the date first written above and shall continue in force and effect until terminated. The Agreement will terminate on the thirtieth (30th) day following receipt by one party of written notice of termination sent by the other party.

10.	The laws of the Commonwealth of Massachusetts shall govern the interpretation and enforcement of this Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties with respect to Commission Recapture Services. No provision of this Agreement shall in any respect be amended or deemed to be waived unless such amendment or waiver is signed by the party against whom such amendment or waiver is to be enforced. This Agreement may be amended to add or delete Funds by means of the parties signing a revised Exhibit 1, dated and marked to indicate changes to the list of Funds, without the need for the parties to re-execute this Agreement itself.

11.	Any notices hereunder to the respective parties shall be delivered to the address below:

(a)	If to SSGM:

State Street Global Markets, LLC.

State Street Financial Center

One Lincoln Street

Boston, MA 02111

Attention: Commission Recapture Services Group

(b)	If to the Fund:

Treasurer, Federated Family of Funds

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, PA 15222

Attention: Richard J. Thomas

IN WITNESS WHEREOF, the parties have executed this Agreement.

STATE STREET GLOBAL MARKETS, LLC

By: /s/ Ross McLellan

Name: Ross McLellan

Title: Managing Director

FUND SERIES

By: /s/ Richard J. Thomas

Authorized Fund Representative

Name: Richard J. Thomas

Title: Treasurer

FUND EXPENSE/COMMISSION RECAPTURE SERVICES AGREEMENT

dated the 1st day of September, 2005
(revised 8/1/2017)

Between

STATE STREET GLOBAL MARKETS, LLC

and

CERTAIN FEDERATED FUNDS

Federated Adjustable Rate Securities Fund

Federated Core Trust

Emerging Markets Core Fund

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High-Yield Bond Portfolio

Federated Equity Funds

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated Global Strategic Value Dividend Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid-Cap Growth Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Equity Income Fund, Inc.

Federated Fixed Income Securities, Inc.

Federated Strategic Income Fund

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated Government Income Trust

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated Equity Advantage Fund

Federated Income Securities Trust

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Short-Intermediate Total Return Bond Fund

Federated Insurance Series

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Tail Risk Fund II

Federated Managed Volatility Fund II

Federated Government Money Fund II

Federated Quality Bond Fund II

Federated Investment Series Funds, Inc.

Federated Bond Fund

Federated Managed Pool Series

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Equity Trust

Federated MDT Large Cap Value Fund*

Federated MDT Series

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Total Return Government Bond Fund

Federated Total Return Series, Inc.

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Money Market Obligations Trust

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Massachusetts Municipal Cash Trust

Federated Institutional Prime 60 Day Fund

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Institutional Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Institutional Prime Obligations Fund

Federated Institutional Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Institutional Tax Free Cash Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

FUND SERIES

By: /s/ Lori A. Hensler

Authorized Fund Representative

Name: Lori A. Hensler

Title: Treasurer

Date: 8/1/17